UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 9, 2007

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Incentive Plan. On February 9, 2007, the Compensation Committee of the Board of Directors of Sirenza Microdevices, Inc. (“Sirenza” or the “Company”) approved a cash incentive plan, or Bonus Plan, pursuant to which eligible exempt employees of the Company, including, without limitation, certain executive officers, have the potential to receive a one-time cash incentive payment in the event that the Company meets specified performance targets for the first six months of 2007, which we refer to as the Plan Period. The Bonus Plan is subject to the terms and conditions contained in the Company’s General Incentive Plan Terms and Conditions, which were amended by the Company on the same date to clarify their employment requirements, and have been included as an exhibit to this Current Report on Form 8-K.

The Bonus Plan is intended to encourage cooperation between the Company’s reporting segments and reward participants for financial results in the Plan Period which support the achievement of the Company’s corporate goals for revenue growth and pro forma operating margin, or PFOM. PFOM is the Company’s pro forma operating income, or PFOI, for a given period, expressed as a percent of sales. PFOI is calculated by taking the Company’s income before taxes for a given period as calculated in accordance with GAAP, and then excluding the effect of any bonus payable under the Bonus Plan, as well as certain non-cash charges and infrequent or unusual events, including, without limitation, charges for the amortization of acquisition-related intangible assets, amortization of acquisition-related inventory step-up, compensation expenses related to employee equity awards, costs associated with litigation settlements, restructuring charges, manufacturing transition expenses, Micro Linear transitional expenses, the write-off of deferred equity financing costs and expenses related to abandoned merger and acquisition activities.

The Company must achieve revenue of at least 90% of its revenue plan for the Plan Period before any incentive may be earned. Once that revenue target is achieved, in addition, PFOI in the Plan Period representing approximately 18% of the Company’s revenue plan for the Plan Period must be achieved before any incentive is earned. We refer to this amount as the Minimum PFOI Amount. In addition, each Company operating segment must achieve at least 90% of its respective revenue plan for the Plan Period before that segment’s employees will be eligible for an incentive.

The exact amounts of the Company and operating segment revenue and PFOI targets have been omitted from this summary as they are specific quantitative performance related-factors involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Company.

The size of any incentive pool funded under the Bonus Plan will depend on:

•

the persons eligible to participate in the Bonus Plan as of the end of the period (the maximum incentive pool as of the beginning of the period may change as the group of eligible employees and their respective maximum bonus potential changes through new hires, attrition and changes in pay grade between now and the end of the period); and

•	the achievement by each operating segment and the Company as a whole against the targeted levels of revenue and PFOI for the Plan Period.

Where the Company achieves between 90% and 100% of its revenue plan, $0.50 of every dollar of PFOI realized by the Company above the Minimum PFOI Amount will be available to fund the incentive pool. Where the Company achieves between 100% and 105% of its revenue plan, $0.60 of every dollar of PFOI realized by the Company above the Minimum PFOI Amount will be available to fund the incentive pool. Where the Company achieves 105% or more of its revenue plan, $0.65 of every dollar of PFOI realized by the Company above the Minimum PFOI Amount will be available to fund the incentive pool. As of February 9, 2007, the Company estimates that the maximum potential incentive pool that could be funded under the Bonus Plan, subject to the adjustment factors described above, is approximately $2.5 million.

There is no guaranteed minimum incentive pool funding level, and it is possible that no incentive pool will be funded. If only one operating segment achieves its respective 90% revenue target, only a percentage of the total pool that otherwise would have been earned based on the Company’s performance as a whole, if any, will be funded, with that percentage being equal to that particular operating segment’s pro rata share of the pool earned.

The pro rata share of the pool attributable to any operating segment not meeting its minimum revenue target will not be funded to the pool, and will not be paid to the employees of the other operating segment.

Awards and payout of any incentive pool created would not occur until the third quarter of 2007. The amount of any employee’s individual award under the Bonus Plan will be determined by management (or in the case of executive officers, the Compensation Committee of the Board of Directors) in its discretion at the time of the awards based on a variety of factors, including, without limitation, the employee’s incentive bonus potential as indicated in any employment agreement they may have with the Company, the employee’s individual performance and contribution to the Company’s success, the contribution of each segment, division or department, and the Company’s performance overall.

Item 8.01 Other Events.

Sirenza hereby files its previously announced financial results for its fourth quarter and fiscal year ended December 31, 2006. The condensed consolidated statement of operations set forth below for the three months and twelve months ended December 31, 2006 and the condensed consolidated balance sheet as of December 31, 2006 have not been audited. The audit of the Company’s consolidated financial statements for the year ended December 31, 2006 is ongoing and, as such, such unaudited financial results are subject to adjustment. The condensed consolidated statement of operations set forth below for the twelve months ended December 31, 2005 and the condensed consolidated balance sheet as of December 31, 2005 have been derived from audited consolidated financial statements of the Company. The condensed consolidated statement of operations set forth below for the three months ended December 31, 2005 are unaudited.

SIRENZA MICRODEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$36,976	$19,510	$136,578	$64,178

Cost of revenues	21,570	10,670	78,881	35,522

Gross profit	15,406	8,840	57,697	28,656

Operating expenses:
Research and development	4,309	2,231	13,776	10,104
Sales and marketing	2,638	1,876	10,377	7,372
General and administrative	5,040	1,804	17,078	8,096
Amortization of acquired intangible assets	2,726	443	6,232	1,838
Restructuring	—	—	—	56
Impairment of investment in GCS	—	—	2,850	—

Total operating expenses	14,713	6,354	50,313	27,466

Income from operations	693	2,486	7,384	1,190

Interest expense	80	—	288	4
Interest and other income (expense), net	(57)	149	392	200

Income before taxes	556	2,635	7,488	1,386
Provision for (benefit from) income taxes	806	23	700	(6)

Net Income (loss)	$(250)	$2,612	$6,788	$1,392

Basic net income (loss) per share	$(0.01)	$0.07	$0.16	$0.04

Diluted net income (loss) per share	$(0.01)	$0.07	$0.15	$0.04

Shares used to compute basic net income (loss) per share	48,325	36,168	43,652	35,828

Shares used to compute diluted net income (loss) per share	48,325	38,033	45,583	37,803

SIRENZA MICRODEVICES, INC. CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 31, 2006	December 31, 2005
	(unaudited)
Cash and cash equivalents	$24,847	$11,266
Short-term investments	19	6,979
Accounts receivable, net	22,227	11,856
Inventories	27,045	8,961
Other current assets	2,977	1,338

Total current assets	77,115	40,400
Property and equipment	15,345	6,013
Investment in GCS	215	3,065
Other non-current assets	1,016	1,515
Acquisition related intangibles	56,681	5,083
Goodwill (1)	61,525	6,413

Total assets	$211,897	$62,489

Accounts payable and other payables	$13,123	$4,999
Accrued liabilities and other expenses	9,306	5,408
Deferred margin on distributor inventory	1,528	950
Notes payable in connection with the acquisition of PDI	3,000	—
Capital lease obligations	517	—

Total current liabilities	27,474	11,357
Capital lease obligations, long term portion	531	391
Deferred tax liabilities, non-current	10,972	—
Accrued pension	2,979	—
Other liabilities, non-current	94	—
Stockholders’ equity	169,847	50,741

Total liabilities and stockholders’ equity	$211,897	$62,489

(1)	On April 3, 2006, Sirenza acquired Premier Devices, Inc. (“PDI”) for a preliminary purchase price of approximately $75 million. Due to a series of transactions that occurred prior to the date that Sirenza acquired the stock of PDI, PDI may have realized certain contingent income tax liabilities that were not recorded in its financial statements. Sirenza is in the process of evaluating the likelihood that these liabilities would be assessed as well as the amount of such liabilities. Sirenza’s preliminary estimate of any contingent tax liabilities is between zero and $17.0 million. The amount of tax liability eventually assessed, if any, may fall within or above Sirenza’s preliminary estimates. Any adjustments to record a liability or cash payout related to the aforementioned tax contingencies will be recorded as additional goodwill and are not expected to affect Sirenza’s reported operating results. In the event that Sirenza determines that such contingent liability is both probable and estimable prior to the date that it files its annual report on Form 10-K for the year ended December 31, 2006, it may be required to record the additional goodwill as of December 31, 2006, which would have the effect of increasing the amount of goodwill reported above (and accordingly increase total assets and total liabilities as reported above) by the amount of the contingent liability that it determines is both probable and estimable.

As of December 31, 2006, there were 51,281,641 shares of common stock of the Company outstanding.

Summary Discussion of Results

Sirenza’s net revenues for the fourth quarter of 2006 were $37 million, at the low end of its range of expected revenue for the quarter. Its fourth quarter earnings were below its previously announced expectations. Net loss for the fourth quarter was $250,000, or a loss of $0.01 per basic and diluted share. This loss was driven in large part by softness in mobile wireless and other end markets, including the Company’s broadband business unit. In addition, results were also affected by the fourth quarter’s product and segment mix, higher international taxes of approximately $800,000 due to higher than expected taxable income in China and Germany, and higher than expected operating expense.

Sirenza believes that the softness in the mobile wireless market was due in part to the fact that two of Sirenza’s major mobile wireless original equipment manufacturers customers significantly reduced their orders in the fourth quarter. Sirenza also experienced softness in its broadband business unit as it transitioned from supplying antennas to integrated circuit products, which tend to feature lower average selling prices than antenna products.

The Company’s gross margin for the fourth quarter of 2006 was 42%, compared with 45% for the fourth quarter of 2005 and 45% for the third quarter of 2006. Sirenza believes that lower gross margins were primarily due to changes in the Company’s product mix, and a mix swing between the Company’s two segments toward the PDI segment, which has lower overall gross margins than the SMDI segment.

Transition of Manufacturing Operations to Shanghai, China

In February 2007, the Company has begun implementing a planned transition of most of its Broomfield, Colorado manufacturing operations to its manufacturing facility in Shanghai, China. This transition is part of an effort on the part of Sirenza to increase the efficiency of its worldwide manufacturing operations. The process of testing the new manufacturing line to determine whether it meets Sirenza’s standards is currently expected to begin in the second quarter of 2007 and the transition is currently expected to be completed in the third or fourth quarter of 2007, with the Company running parallel manufacturing operations in Broomfield and Shanghai for much of the intervening period. Therefore, any related efficiency gains would not be expected to be realized until 2008.

Sirenza currently estimates that it will incur total costs of approximately $7.5 million to $8.5 million in 2007 in connection with the manufacturing transition. This estimate includes approximately $4.0 to $5.0 million in estimated capital expenditures for new equipment to support the manufacturing transition, with the remainder of the estimate being attributable to anticipated additional personnel, recruiting, travel and facility improvement costs, additional lease expense and potential lease termination expense, and one-time severance payments and retention incentives. These estimated costs are expected to result in future cash expenditures. The actual costs associated with the manufacturing transition may vary materially from these estimates.

As a result of the manufacturing transition, Sirenza will need to re-qualify the transitioned operations for ISO or other certifications and also may need to re-qualify its manufacturing processes or products with major customers. Sirenza may not be able to accomplish the transition as scheduled or as planned, which could result in additional costs, business interruption or disruption, loss of customers, and fluctuations in its financial results.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including estimates of potential contingent tax liabilities associated with pre-acquisition transactions involving PDI, estimates of costs that Sirenza will incur and any benefits it may realize in connection with its transition of its manufacturing operations to Shanghai, China, Sirenza’s estimated timetable for such transition and any statements as to the future administration or results of the Bonus Plan. These forward-looking statements are based on expectations, forecasts and assumptions as of the date of this Current Report and involve risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements. Factors that may cause such results to differ materially include unexpected costs incurred in connection with the manufacturing transition, difficulties or delays encountered during the period the manufacturing transition remains in process, and other unanticipated events related to the transition. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza’s Quarterly Report Form 10-Q filed with the Securities and Exchange Commission in November 2006. Sirenza expressly disclaims any obligation to update its forward-looking statements at any time or for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	General Incentive Plan Terms and Conditions, as amended through February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By:	/s/ Charles Bland
Charles Bland
Chief Financial Officer

Date: February 14, 2007

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description

99.1	General Incentive Plan Terms and Conditions, as amended through February 9, 2007.